Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Craig A. McCollam, the Chief Financial Officer of Dionex Corporation, hereby certifies that, to the best of his knowledge:
1.	Dionex Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, to which this Certification is attached (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Dionex Corporation.

By:	/s/ Craig A. McCollam

Name: Craig A. McCollam
Title: Senior Vice President and Chief Financial Officer

Date: November 7, 2008